SHERB & CO., LLP
Certified Public Accountants

805 Third Avenue
New York, NY 10022
Tel: 212-838-5100
Fax: 212-838-2676
e-mail: info@sherbcpa.com

Offices in New York and Florida

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by G2 Ventures, Inc. of our audit report dated October 5, 2010, with respect to consolidated financial statements of Dynamic Elite International Limited as of December 31, 2009 and 2008 and for the years then ended.

Respectfully submitted,

Sherb & Co., LLP

Sherb & Co., LLP
New York, NY
October 6, 2010